Exhibit 99.1

News Release

onsemi Announces Upsize and Pricing of Private Offering of $1.3 Billion of 0.50% Convertible Senior Notes

PHOENIX – Feb. 24, 2023 – ON Semiconductor Corporation (Nasdaq: ON) (“onsemi”) announced today the pricing of its private offering of $1.3 billion aggregate principal amount of 0.50% Convertible Senior Notes due 2029 (the “notes”) at a 32.5% premium to the closing price of onsemi’s common stock on February 23, 2023 of $78.39. The notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). onsemi has granted to the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $200 million aggregate principal amount of the notes. The aggregate principal amount of the offering was increased from the previously announced offering size of $1.1 billion (or $1.265 billion if the initial purchasers exercise their option to purchase additional notes in full). The offering of the notes and the convertible hedge and warrant transactions described below are expected to close on February 28, 2023, subject to customary closing conditions.

onsemi expects the net proceeds from the offering of the notes to be approximately $1,270 million ($1,466 million if the initial purchasers exercise their option to purchase the additional notes in full) after deducting the initial purchasers’ discounts and after deducting offering expenses payable by onsemi. onsemi intends to use the net proceeds from the offering, together with cash on hand, (i) to repay up to $1,086.0 million of the existing outstanding indebtedness under onsemi’s Term Loan “B” Facility, which accrues interest at a floating rate tied to the Secured Overnight Financing Rate (“SOFR”), which interest rate was equal to 6.42% as of December 31, 2022, and related transaction fees and expenses, if any, (ii) to pay the approximately $148.6 million cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to onsemi from the sale of the warrant transactions described below), and (iii) with respect to the remainder of the net proceeds, if any, for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, onsemi expects to enter into additional convertible note hedge transactions and warrant transactions, and intends to use cash on hand, a portion of the net proceeds from the sale of any such additional notes or a combination thereof, to pay the costs of such additional convertible note hedge transactions (which would be partially offset by the proceeds to onsemi from the sale of additional warrant transactions).

The notes will be onsemi’s senior unsecured obligations and will be guaranteed by certain of its subsidiaries. The notes will bear interest at a rate of 0.50% per year, payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2023. The notes will mature on March 1, 2029, unless earlier repurchased, redeemed or converted. The initial conversion rate is 9.6277 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $103.87 per share, representing a premium of 32.5% over the closing price of the common stock of $78.39 per share on February 23, 2023. onsemi will satisfy any conversion elections by paying cash up to the aggregate principal amount of the notes to be converted, and paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at onsemi’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes to be converted.

onsemi may redeem for cash all or any portion of the notes, at its option at any time and from time to time, on or after March 6, 2026 if the last reported sale price of onsemi’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which onsemi provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the notes. If onsemi undergoes a fundamental change (as defined in the indenture governing the notes), holders may require onsemi to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

In addition, as previously announced, onsemi’s board of directors has authorized the repurchase of up to $3.0 billion of its common stock from time to time. In connection with this offering, onsemi used cash on hand in the amount of $100.0 million to repurchase approximately 1.3 million shares of its common stock from purchasers of the notes in this offering. These repurchases could affect the market price of onsemi’s common stock concurrently with, or shortly after, the pricing of the notes, and could result in a higher effective conversion price for the notes.

In connection with the pricing of the notes, onsemi has entered into privately negotiated convertible note hedge agreements with certain of the initial purchasers of the notes or their respective affiliates and certain other financial institutions (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of common stock that initially underlie the notes, and are expected to reduce the potential dilution to the common stock and/or offset potential cash payments in excess of the principal amount upon conversion of the notes. onsemi also has entered into warrant transactions with the hedge counterparties relating to the same number of shares of common stock, subject to customary anti-dilution adjustments. The warrant transactions could have a dilutive effect on the common stock to the extent that the market price per share of the common stock exceeds the strike price of the warrants on the applicable expiration dates. The strike price of the warrant transactions will initially be $156.78 per share, which represents a premium of 100% over the closing price of onsemi’s common stock of $78.39 per share on February 23, 2023 and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional notes, onsemi expects to enter into additional convertible note hedge and warrant transactions.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties, or their affiliates, expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing, or reducing the size of any decline in, the market price of the common stock or the notes at that time. In addition, the hedge counterparties, or their affiliates, may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the common stock and/or by purchasing or selling the common stock or other securities of onsemi in secondary market transactions prior to the maturity of the notes, and are likely to do so during any observation period related to a conversion of notes. The effect, if any, of these activities on the market price of the common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could cause or prevent an increase or decline in the market price of the common stock or the notes, which could affect holders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount of cash and the number and value of shares of the common stock, if any, that holders will receive upon conversion of the notes.

The notes, guarantees and any shares of the common stock issuable upon conversion of the notes have not been registered under the Securities Act or under any U.S. state securities laws or other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is recognized as a Fortune 500® company and included in the S&P 500® index.

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onsemi, and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although onsemi references its website in this news release, information on the website is not to be incorporated herein.

Cautions Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the expected closing of the transactions, the extent, and potential effects, of convertible note hedge and warrant transactions, the potential dilution to the common stock, the conversion price for the notes, and the expected use of the proceeds from the sale of the notes. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties, and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 6, 2023 (our “2022 Form 10-K”). Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks, and uncertainties described in this document, our 2022 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Contacts

Stefanie Cuene	Parag Agarwal
Head of Public Relations	Vice President - Investor Relations & Corporate Development
onsemi	onsemi
(602) 244-3402	(602) 244-3437
stefanie.cuene@onsemi.com	investor@onsemi.com